UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2014

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 22, 2014, Zoetis Inc. (the “Company”) announced that Richard A. Passov, its Chief Financial Officer, will be leaving the Company for reasons unrelated to the Company’s financial condition or financial reporting. The Company has entered into a Severance and Release Agreement with Mr. Passov, dated April 22, 2014, under the Company’s Executive Severance Plan. Mr. Passov will be leaving the Company at the end of April.
The Company has named Glenn David, senior vice president of Finance Operations, as acting Chief Financial Officer. Effective immediately, Mr. David will assume responsibility for the oversight of the Company’s financial management and global operations. Mr. David has served as senior vice president of Finance Operations since the Company’s initial public offering (IPO) in early 2013. Prior to the IPO, Mr. David served in various financial roles at Pfizer Inc., the Company’s former parent company, including vice president of Global Finance for Pfizer Animal Health, from 2011 to 2012 and vice president of Finance for Pfizer’s U.S. Primary Care franchise, from 2009 to 2011. Prior to joining Pfizer in 1999, Mr. David gained valuable financial experience at Bankers Trust, Paine Webber and Credit Suisse.
A copy of the press release announcing Mr. Passov’s departure and Mr. David’s appointment as the Company’s acting Chief Financial Officer is attached to this Report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1     Press Release issued April 22, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: April 22, 2014